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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                                               THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                    SEPTEMBER 30,
                                                         ----------------------------     --------------------------
                                                               1997           1996             1997          1996
                                                               ----           ----             ----          ----
PRIMARY
Average shares outstanding............................      15,697,704    11,738,638     15,631,501     11,771,199
Net effect of dilutive stock options --
    based on the treasury stock method using
    average market price..............................         189,827       761,788        422,229        380,207
                                                          ------------   -----------   ------------    -----------
Total.................................................      15,887,531    12,500,426     16,053,730     12,151,408
                                                          ------------   -----------   ------------    -----------
Net income/(loss)...................................      $   (969,842)  $ 1,095,692   $ (1,224,205)   $ 2,624,579
                                                          ============   ===========   ============    ===========
Per share amount......................................    $      (0.06)  $      0.09   $      (0.08)   $      0.22
                                                          ============   ===========   ============    ===========

FULLY DILUTED
Average shares outstanding............................      15,697,704    11,738,638     15,631,501     11,771,199
Net effect of dilutive stock options -- based on the
    treasury stock method using the quarter-end market
    price if higher than average market price.........         189,827       855,802        422,229        418,742
                                                          ------------   -----------   ------------    -----------
Total.................................................      15,887,531    12,594,440     16,053,730     12,189,941
                                                          ------------   -----------   ------------    -----------
Net income/(loss).....................................    $   (969,842)  $ 1,095,692   $ (1,224,205)   $ 2,624,579
                                                          ============   ===========   ============    ===========
Per share amount......................................    $      (0.06)  $      0.09   $      (0.08)   $      0.22
                                                          ============   ===========   ============    ===========
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